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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the incorporation by reference in this Registration Statement of Magna Entertainment Corp. on Form S-3 of our report dated February 19, 1999, except Note 1 for which the date is October 21, 1999, with respect to the financial statements of Remington Park, Inc. in the Registration Statement on Form S-1 of Magna Entertainment Corp. originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 on January 14, 2000 (File No. 333-94791) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                              /s/ Hill, Barth & King LLC
                                              --------------------------
                                              Certified Public Accountants

September 7, 2001
Boardman, Ohio